                                 EXHIBIT 3(A)(1)

                            SHARE EXCHANGE AGREEMENT




                                    3(a)(1)-1

                            SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT dated April 7, 1997 is made

B E T W E E N:

                  OSGOODE HOLDINGS, INC.,
                  a corporation incorporated under the laws of the Province of Ontario

                  (hereinafter referred to as "Osgoode")

                                                               OF THE FIRST PART

                                            -and-

                  LASERMEDIA, INC.,
                  a corporation incorporated under the laws of the province of Ontario

                  (hereinafter referred to as "Lasermedia")

                                                              OF THE SECOND PART



         WHEREAS Osgoode desires to purchase from the Lasermedia Shareholders and the Lasermedia Shareholders desire to sell to Osgoode the Lasermedia Shares;

         AND WHEREAS Osgoode and the Lasermedia Shareholders desire to effect the purchase and sale of the Lasermedia Shares pursuant to the Share Exchange in accordance with the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual covenants hereinafter contained and provided for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:

                                    ARTICLE I
                                 INTERPRETATION





                                    3(a)(1)-2

1.1 DEFINITIONS. In this Agreement, unless the context otherwise requires, the terms set forth in Schedule 1.1 shall have the meanings set forth therein.

1.2 ENTIRE AGREEMENT. This Agreement together with the agreements and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the Share Exchange and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, including, without limitation, the Merger Agreement dated April 7, 1997 between Osgoode and Lasermedia and there are no warranties, representations and other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.

1.3 EXTENDED MEANINGS. In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

1.4 HEADINGS. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5 REFERENCES. References to an article, section, subsection, paragraph, schedule or exhibit shall be construed as references to an article, section, subsection, paragraph, schedule or exhibit to this Agreement, unless the context otherwise requires.

1.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province.

1.7 CURRENCY. Unless otherwise specified, the word "dollar", or the symbol "$" refers to Canadian currency.

1.8 SCHEDULES. The following is a list of schedules attached to and incorporated into this Agreement by reference and deemed as part of this Agreement.


                 SCHEDULE                          DESCRIPTION
                 1.1                               Definitions
                 1.11                              Shareholders of Lasermedia
                 2.2                               Share Exchange
                 5.1                               Osgoode Financial Statements


                                   ARTICLE II
                                 SHARE EXCHANGE

                                   3(a)(1)-3

2.1 AGREEMENT TO PURCHASE. Upon the terms and subject to the conditions contained in this Agreement, the Lasermedia Shareholders shall sell and Osgoode shall purchase, as of and with effect from the opening of business on the Closing Date, the Lasermedia Shares.

2.2 SHARE EXCHANGE. The purchase and sale of the Lasermedia Shares shall be effected by the issue of Osgoode Shares to the Lasermedia Shareholders, pursuant to the prospectus and registration exemptions contained in paragraphs 72(1)(j) and 35(l)(16) of the Securities Act (Ontario), in exchange for the Lasermedia Securities as set forth in Schedule 2.2 (the "Share Exchange").

2.3 VALUATION. Osgoode and the Lasermedia Shareholders have established, for the purpose of this Agreement, that the Lasermedia Shares and the Osgoode Shares have the respective value of $8,300,000, subject to a complete valuation report including audited financial statements supplied by Lasermedia to the management of Osgoode for approval.

2.4 NO SOLICITATION, ETC. Lasermedia and its subsidiaries will not, directly or indirectly, through any officer, director, investment broker, agent or otherwise, make, solicit, initiate or encourage inquiries from or submission or proposals or offers from any person, corporation, partnership or other business organization whatsoever (including any of its officers or employees) relating to any liquidation, dissolution, recapitalization, merger, amalgamation, acquisition or purchase of all or a material portion of the assets of, or any equity interest in (including the Lasermedia Shares), Lasermedia or any of its subsidiaries or other similar transaction or business combination involving Lasermedia or any of its subsidiaries, or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, otherwise co-operate in any way with, or assist or participate in, or facilitate or encourage, any effort or attempt to by any other person to seek any of the foregoing; provided, however, that the foregoing shall not prevent the board of directors of Lasermedia or Lasermedia from responding to any bona fide offer, proposal or inquiry made by a third party in relation to the foregoing (including, without limitation, furnishing such third party information of the type provided to Osgoode or where, in the opinion of the board of directors acting in good faith, on the basis of written opinion of its outside counsel, a failure to so respond would be inconsistent with its fiduciary obligations under applicable law. Lasermedia shall promptly notify Osgoode of any proposal or offer, or any inquiry or contact with any person with respect thereto, has been or is made and shall promptly provide Osgoode with such information regarding such proposal, inquiry or contact as Osgoode may request.

                                   ARTICLE III
         REPRESENTATIONS AND WARRANTIES RE: THE LASERMEDIA SHAREHOLDERS

3.1 REPRESENTATIONS AND WARRANTIES OF THE LASERMEDIA SHAREHOLDERS. Lasermedia represents and warrants to Osgoode as follows and acknowledges that Osgoode is relying on these representations and warranties in connection with the completion of the Share Exchange:



                                    3(a)(1)-4

         (a) CAPACITY TO OWN LASERMEDIA SHARES - The Lasermedia
         Shareholders have all necessary power, authority and capacity to own the Lasermedia Shares.

         (b) CAPACITY TO ENTER AGREEMENT - The Lasermedia Shareholders have full power, right and authority to enter into this Agreement and to perform their obligations under it.

         (c) ABSENCE OF CONFLICT - The Lasermedia Shareholders are not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any encumbrance upon any of the Lasermedia Shares as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

         (d) TITLE TO LASERMEDIA SHARES - The Lasermedia Shareholders are the legal and beneficial owners of the Lasermedia Shares, as set forth in Schedule "2.2", with good and marketable title, free and clear of any Encumbrances.

         (e) NO BANKRUPTCY - No proceedings have been taken or authorized by any Lasermedia Shareholder or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up as applicable, of any Lasermedia Shareholder.

         (f) NO OPTION - No Person, other than Osgoode under this Agreement, has any agreement or any right capable of becoming an agreement or option for the purchase from the Lasermedia Shareholders of any of the Lasermedia Shares.

         (g) DISCLOSURE - The representations and warranties of the Lasermedia Shareholders in this Agreement are true, correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading to Osgoode.

         (h) NON-VIOLATION - The entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions or any constating document of Lasermedia, any by-laws, any court or administrative order or process, any agreement or instrument to which Lasermedia is party or by which it is bound.

                                   ARTICLE IV
             ADDITIONAL REPRESENTATION AND WARRANTIES OF LASERMEDIA

4.1 REPRESENTATIONS AND WARRANTIES OF LASERMEDIA. Lasermedia represents and warrants to Osgoode as follows and acknowledges that Osgoode is relying on these representations and warranties in connection with the Share Exchange:


                                    3(a)(1)-5

         (a) DUE INCORPORATION. Lasermedia is a corporation duly incorporated and validly existing under the laws of the Province of Ontario.

         (b) CAPACITY TO ENTER AGREEMENT. Lasermedia has full corporate power and authority to enter into this Agreement and to perform its obligations under it.

         (c) DUE AUTHORIZATION. The executing and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporation action on the part of Lasermedia.

         (d) BINDING OBLIGATION. This Agreement has been duly executed and delivered by Lasermedia and constitutes a valid and binding obligation of it.

         (e) ABSENCE OF CONFLICT. Lasermedia is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the Lasermedia Shares as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

         (f) REGULATORY APPROVALS. Except for Shareholder Approval and Regulatory Approval, no governmental or regulatory authorization, approval, order, consent or filing is required on the part of Lasermedia, in connection with the execution, delivery and performance of this Agreement and the performance of Lasermedia's obligations under this Agreement.

         (g) NO BANKRUPTCY. No proceedings have been taken, are pending or authorized by Lasermedia or by any person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up of Lasermedia.

         (h) AUTHORIZED AND ISSUED CAPITAL. As of the Closing Date, the authorized capital of Lasermedia shall consist of an unlimited number of common shares, of which not more than 13,500,000 common shares shall be currently outstanding as fully paid and non-assessable shares of Lasermedia. There shall also be issued and outstanding not more than 600,000 Series A common share purchase warrants, 200,000 Series B common share purchase warrants, 200,000 Series C common share purchase warrants, 100,000 Series D common share purchase warrants, 2,866,666 Series E common share purchase warrants and 258,000 Series F common share purchase warrants. As of the Closing Date, there shall be no other option or other right of any kind in existence, authorized or agreed to which could result in any further shares or other securities of Lasermedia being allotted or issued or becoming outstanding.


                                    3(a)(1)-6

         (i) MINUTE BOOKS. The minute books of Lasermedia contain accurate and complete minutes of all meetings and resolutions of the directors and the shareholders of Lasermedia held or passed by signature in writing, respectively, since the date of its incorporation. All such meetings have been duly called and held. Lasermedia share certificate books and share registers are complete and accurate.

         (j) LASERMEDIA'S CAPACITY AND POWER. Lasermedia has full corporate right, power and authority to own or lease its assets as now owned or leased and to carry on the Lasermedia Business.

         (k) BUSINESS. The only business carried on by Lasermedia is the Lasermedia Business.

         (l) LASERMEDIA PRO FORMA FINANCIAL STATEMENT. Lasermedia will provide to the management of Osgoode, Pro Forma Financial Statements subject to the acceptance of the management of Osgoode and:

                  (i) to the knowledge of the management of Lasermedia, have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods indicated; and

                  (ii) fairly and accurately present, subject to immaterial variation, the financial position, assets and liabilities (whether absolute, contingent, accrued or otherwise) of Lasermedia on the dates thereof and the financial results of Lasermedia for the periods referred to in the Lasermedia Financial Statements.

         (m) NO GUARANTEES ETC. Lasermedia is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

         (n) RECORDS.

                  (i) The Lasermedia Records are true and correct and present fairly and disclose in all material respects the actual results of the Lasermedia Business.

                  (ii) To the best of the knowledge of the officers and directors of Lasermedia, all material financial transactions of Lasermedia have been accurately recorded in the Lasermedia Records. The Lasermedia Records (of a financial nature) have been prepared in accordance with Canadian generally accepted accounting principles consistently applied.


                                    3(a)(1)-7

                  (iii) The files, documentation and information in writing provided by Lasermedia to Osgoode in connection with the negotiation and completion of the transactions contemplated in this Agreement are true and correct in all material respects.

         (o) BUSINESS AGREEMENTS.

                  (i) The Lasermedia normal course of business agreements are the only material agreements relating to the Lasermedia Business.

                  (ii) The Lasermedia normal course of business agreements are in full force and effect unamended and under no threat of cancellation by any party thereto.

                           No party is in material breach under any of the Lasermedia normal course of business agreements.

         (p) LITIGATION. To the best of the knowledge of the officers and directors of Lasermedia there are no judgments, decrees, injunctions, ruling or orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings, (whether or not on behalf of Lasermedia) are pending or threatened or involving Lasermedia, or the Lasermedia Business which may materially adversely affect the Lasermedia Business or Lasermedia's assets.

         (q) SECURITIES DOCUMENTS. The Osgoode Information Circular (to the extent that it sets forth facts or information about Lasermedia) does not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or omit to state a material fact that is necessary to be stated in order to make a statement contained in those documents not misleading in light of the circumstances in which it was made.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF OSGOODE

         5.1      REPRESENTATIONS AND WARRANTIES OF OSGOODE.

         Osgoode hereby represents and warrants to Lasermedia as follows and acknowledges that Lasermedia is relying on those representations and warranties in connection with the Share Exchange:

         (a) DUE INCORPORATION. Osgoode is a corporation duly incorporated and validly existing under the laws of the Province of Ontario.


                                    3(a)(1)-8

         (b) CAPACITY TO ENTER AGREEMENT. Osgoode has full power, right and authority to enter into this Agreement and to perform the obligations under it.

         (c) DUE CORPORATE AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of Osgoode.

         (d) BINDING OBLIGATION. This Agreement has been duly executed and delivered by Osgoode and constitutes a valid and binding obligation of Osgoode.

         (e) ABSENCE OF CONFLICT. Osgoode is not a party to, bound or affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the Osgoode Shares as a consequence of, the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

         (f) REGULATORY APPROVALS. Except for Shareholders Approval and Regulatory Approval, no governmental or regulatory authorization approval, order, consent or filing is required on the part of Osgoode, in connection with the execution, delivery and performance of this Agreement and the performance of Osgoode's obligations under this Agreement.

         (g) NO BANKRUPTCY. No proceedings have been taken, are pending or authorized by Osgoode or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Osgoode.

         (h) AUTHORIZED AND ISSUED CAPITAL. On the date of this Agreement, the authorized capital of Osgoode consists of an unlimited number of common shares and 2,000,000 preference shares, of which 125,830 common shares are issued and outstanding.

         Effective immediately after the Closing, the Osgoode Shares held by the current shareholders of Osgoode shall be duly and validly issued and outstanding as fully paid and non-assessable shares of Osgoode and shall represent approximately 1.0% of the issued and outstanding common shares.

         Except for the provisions of a debt repurchase agreement between Osgoode and FMF Investment Group S.A. dated April 1, 1997, there is no option or other right of any kind in existence, authorized or agreed to which could result in any further shares or the securities of Osgoode being allotted or issued or becoming outstanding.

         (i) MINUTE BOOKS. The minute books of Osgoode contain accurate and complete minutes of all meetings and resolutions of the directors and the shareholders of Osgoode

                                    3(a)(1)-9
         held or passed by signature in writing, respectively, since the date of its incorporation. All such meetings have been duly called and held.

         (j) NO SUBSIDIARIES. Osgoode does not own any shares in or securities of any corporate body.

         (k) REPORTING ISSUER. Osgoode is and has been for a period of at least 1 year, a reporting issuer as defined in the Securities Act (Ontario) and is currently on the list of defaulting reporting issuers maintained by the OSC. Osgoode is the subject of a cease trading order imposed by the OSC.

         (l) COMPLIANCE WITH LAWS. Except where failure to comply will not have a material adverse effect on Osgoode, Osgoode is in compliance with all applicable laws, rules, regulations, notices, approvals and orders of Canada and the Province of Ontario.

         (m) ABSENCE OF MATERIAL CHANGES.  Since December 31, 1996:

                  (i) no changes have been made in the accounting methods, practices or policies followed by Osgoode;

                  (ii) Osgoode has not increased, incurred or guaranteed any debt, obligation, or liability (whether absolute or contingent and whether or not currently due and payable);

                  (iii) there has been no damage, destruction or loss, labor trouble, or other event, development or condition of any character (whether or not covered by insurance) which adversely affects, or, may adversely affect, the properties or prospects of Osgoode; and

                  (iv) Osgoode has not paid any amount or dividend, or otherwise made any distribution or the payment of any kind or nature whatsoever to any non-arm's length Person.

         (n) OSGOODE FINANCIAL STATEMENTS. The Osgoode Financial Statements attached hereto as Schedule 5.1:

                  (i) have been prepared in accordance with Canadian generally accepted accounting principles; and

                  (ii) fairly and accurately present the financial position, assets and liabilities (whether absolute, contingent, accrued or otherwise) of Osgoode on the



                                   3(a)(1)-10
                           dates thereof, the financial results of Osgoode for the periods referred to in the Osgoode Financial Statements.

         (o) NO GUARANTEES ETC. Osgoode is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

         (p) TITLE TO AND CONDITION OF ASSET. As of the date hereof, Osgoode has no tangible assets of any kind.

         (q)      RECORDS.

                  (i) All material financial transactions of Osgoode have been accurately recorded in the Osgoode Records. The Osgoode Records (of a financial nature) have been prepared in accordance with Canadian generally accepted accounting principles consistently applied.

                  (ii) The files, documentation and information in writing provided by Osgoode to Lasermedia Shareholders in connection with the negotiation and completion of the transactions contemplated in this Agreement are true and correct in all material respects.

         (r) EMPLOYEES. At present, Osgoode does not employ or engage any employees.

         (s) LITIGATION. There are no judgments, decrees, injunctions, ruling or orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of Osgoode) pending or threatened or involving Osgoode which may materially adversely affect Osgoode's assets.

         (t) DISCLOSURE. The representations and warranties of Osgoode in this Agreement are true, complete and correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading to Lasermedia Shareholders.

                                   ARTICLE VI
              NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.1 Subject to Section 6.2, all representations and warranties contained in this Agreement on the part of each of the parties shall survive the Closing for a period of (1) one year from the Closing Date, after which time, if no claim shall have been made against a Party with respect to



                                   3(a)(1)-11
any incorrectness or in breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to the representation or warranty.

6.2 The representations, warranties, covenants and indemnities of the Parties relating to the tax liability of Osgoode and Lasermedia shall:

         (a) unless resulting from any misrepresentation made or fraud committed in filing a return or supplying information for the purposes of the Income Tax Act (Canada), applicable provincial corporation tax legislation or any other legislation imposing tax on Osgoode and Lasermedia, terminate at the expiration of the last of the limitation periods contained in the Income Tax Act (Canada), applicable provincial corporation tax legislation or any other legislation imposing tax on Osgoode and Lasermedia, subsequent to the expiration of which an assessment, or other form of recognized document assessing liability for its year ended immediately prior to the Closing Date; and

         (b) if based upon misrepresentation made or fraud committed in filing a return or in supplying information for the purpose of the Income Tax Act (Canada), applicable provincial corporation tax legislation or any other legislation imposing tax on Osgoode and Lasermedia, survive without limit as to time.

6.3 All statements contained in any certificate or any instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party under this Agreement.

                                   ARTICLE VII
                                    COVENANTS

7.1 CONDUCT OF LASERMEDIA BUSINESS PRIOR TO CLOSING. During the Interim Period, Lasermedia shall:

         (a) CONDUCT BUSINESS IN ORDINARY COURSE. Except as otherwise contemplated or permitted by this Agreement, conduct the Lasermedia business diligently and prudently and shall not, without the prior written consent of Osgoode, enter into any contracts, agreements, commitments or leases, or undertake any activity (including allotment or issuance of any further shares or securities of Lasermedia) except in the ordinary course of the Lasermedia business;

         (b) CONTINUE INSURANCE. Continue in full force all existing insurance policies;

         (c) COMPLY WITH LAWS. Comply with all laws applicable to the Lasermedia Business;


                                   3(a)(1)-12

         (d) MAINTAIN PERMITS. Apply for, maintain in good standing and renew all permits, licenses, registrations and permits necessary to enable it to carry on the Lasermedia Business as now conducted; and

         (e) DISTRIBUTIONS. Not pay any amount or dividend or otherwise make any distribution to its shareholders or any non-arm's length Person out of the normal course.

7.2      CONDUCT OF OSGOODE PRIOR TO CLOSING.  During the Interim Period,
Osgoode shall:

         (a) AGREEMENTS. Not enter into any contracts, agreements, communications or leases or undertake any activity (including the allotment or issuance of further shares or securities of Osgoode);

         (b) NO BUSINESS.  Not carry on any business;

         (c) COMPLY WITH LAWS.  Comply with all laws applicable to Osgoode; and

         (d) DISTRIBUTIONS. Not pay any amount or dividend or otherwise make any distribution to its shareholders or any non-arm's length Person.

7.3      ACCESS FOR INVESTIGATION.

         (a) Osgoode and Lasermedia shall permit the other Party and its Authorized Representatives, until the Closing Date, to have reasonable access during normal business hours to their respective premises and their respective Records to enable confirmation of the accuracy of the Records and the matters represented and warranted in Articles III, IV and V.

         Until the Closing Date and, in the event the termination of this Agreement without the completion of the transactions contemplated hereby, each of the Parties shall thereafter, subject to subsection 7.3(b), use its best efforts to keep confidential and not use for its own purpose (other than as contemplated by this Agreement) any information obtained from any other Party with respect to the other Party's affairs. If this Agreement is terminated, all documents, working papers and other written material obtained by the Party from the other party in connection with this Agreement and not previously made public (and all copies thereof) shall be returned to the other Party promptly after such termination.

         (b) The obligation of each of the Parties under subsection 7.3(a) to keep confidential and not use any information shall not apply to information which:

                  (i) becomes generally available to the public other than as a result of a disclosure by the Party or its representative in violation of this Agreement;


                                   3(a)(1)-13

                  (ii) was available to the Party on a non-confidential basis prior to its disclosure by the other party or their representatives;

                  (iii) becomes available to the party on a non-confidential basis from a source other than the Party or its representatives, provided that such source is not bound by a confidential agreement with the other Party; or

                  (iv)     the Party is required by law to disclose.

7.4 CLOSING DOCUMENTS. The Ancillary Agreements and the Conveyance Documents shall be executed and delivered by the Parties thereto at the Closing time.

7.5 CORPORATE PROCEEDINGS. On or before the Closing Date, each Party (which is a corporation) shall provide to the other Parties certified copies of all necessary proceedings and resolutions, corporate or otherwise, and all other necessary actions, corporate or otherwise, authorizing the execution and delivery of this Agreement and the matters contemplated in it.

7.6 ACTIONS TO SATISFY CLOSING CONDITIONS. Each Party shall take all such actions as are within its power to control, and shall use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in this Agreement which are for the benefit of itself or any other Party.

7.7 OSGOODE CORPORATE PROCEEDINGS. Osgoode shall use its best effort to obtain or effect prior to the Closing Date the following:

                  (i)      the Shareholder Approval;

                  (ii) the approval of the shareholders of Osgoode of the Osgoode Stock Option Plan; and

                  (iii) the approval of the shareholders of Osgoode to change the corporate name of Osgoode to Lasermedia Communications Corp. or such other name as the board of directors of the Corporation may decide.

                                  ARTICLE VIII
                              CONDITIONS OF CLOSING

8.1      CONDITIONS FOR OSGOODE BENEFIT.

         Osgoode shall not be obliged to complete the Share Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:



                                   3(a)(1)-14

         (a) ACCURACY OF REPRESENTATIONS. The representations and warranties of the Lasermedia Shareholders set forth in section 3.1 and 4.1 shall be true and correct at the Closing, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business;

         (b) PERFORMANCE OF OBLIGATIONS. Lasermedia and the Lasermedia Shareholders shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing. Lasermedia and the Lasermedia Shareholders shall not be in breach of any agreement on its part contained herein;

         (c) DELIVERIES. Lasermedia and the Lasermedia Shareholders shall have delivered or caused to be delivered to Osgoode the Conveyance Documents, and shall deliver up to Osgoode possession of the Lasermedia Shares, free and clear of any Encumbrances;

         (d) SHAREHOLDER APPROVAL AND REGULATORY APPROVAL. The Shareholder Approval and Regulatory Approval shall have been obtained or given, as the case may be, on or before the Closing Time;

         (e) COMPLETION OF INVESTIGATIONS. The investigations and assessments contemplated in Section 7.3 shall have been completed and Osgoode shall be satisfied with the result of such investigations and assessments including, without limitation, the accuracy of the Records and matters represented and warranted in Articles III and IV; and

         (f) CONSENTS, AUTHORIZATIONS AND REGISTRATIONS. All consents, approvals, orders and authorizations of, from or notifications to any persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

         There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statue or rule of law.

         (g) NO LOSS. During the Interim Period, there has been no material damage to the assets of Lasermedia or the Lasermedia Business by fire or other peril, whether or not such damage is covered by insurance;


                                   3(a)(1)-15

         (h) NO MATERIAL CHANGES. There shall have been no material adverse changes in the Lasermedia Business, assets or financial condition of Lasermedia during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the assets, liabilities or financial condition of Lasermedia or the Lasermedia Business that may:

                  (i) involve material reduction, damage, risk to or destruction of the assets, whether or not the change is covered by insurance; or

                  (ii) will result in a material reduction in the gross sales or net profits before the taxes of Lasermedia (whether or not the change occurred in the ordinary course of business).

         (i) CONFIDENTIALITY AGREEMENTS. Lasermedia shall have used all reasonable best efforts to enter into confidentiality and intellectual property transfer agreements, in form satisfactory to Osgoode, with each of its employees involved in the development of intellectual property rights of Lasermedia and having access to confidential information of Lasermedia;

         (j) OUTSTANDING CAPITAL. At the Closing Date there shall be no more than 13,500,000 Lasermedia Common Shares, 600,000 Series A Warrants, 200,000 Series B Warrants, 200,000 Series C Warrants, 100,000 Series D Warrants, 2,866,666 Series E Warrants and 258,000 Series F Warrants of Lasermedia issued and outstanding, and there shall be no other outstanding options, rights or warrants entitling the holders to acquire Lasermedia Common Shares or any securities convertible into or exchangeable for Lasermedia Common Shares;

         (k) MATERIAL ADVERSE EFFECT. There shall not exist or have occurred any fact, event or circumstance which constitutes or will result in a material adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Lasermedia which was not publicly disclosed at the date of the announcement of the Share Exchange;

         (l) EXTRAORDINARY ACTS. Without the prior written consent of Osgoode, Lasermedia shall not have:

                  (i) declared or paid any dividends or distributed any of its properties or assets to shareholders;
                  (ii) entered into any contract, other than in the ordinary course of business;
                  (iii)    amended its articles or by-laws; or
                  (iv) engaged in any business enterprise or other activity different from that carried on as of the date hereof.


                                   3(a)(1)-16

         (m) FULFILLMENT OF CONDITIONS. The fulfillment or waiver of all of the conditions set forth in Section 8.1 hereof;

         (n) ACTIONS AND PROCEEDINGS. No act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or else where, whether or not having the force of law;

         (o) ISSUANCE AND REPURCHASE OF SHARES. Lasermedia will not have issued or acquired or committed itself to acquire any share in its capital;

         (p) OTHER ACTIONS. Osgoode shall have determined in its sole judgment that (since the announcement by Osgoode of its intention to acquire Lasermedia) Lasermedia has not taken or proposed to take any action, or publicly disclosed that it intends to take any action, and Osgoode shall not have otherwise learned of any previous action taken by Lasermedia which had not been publicly disclosed prior to the announcement by Osgoode of its intention to make the Share Exchange, which, in the sole judgment of Osgoode, might make it inadvisable for Osgoode to proceed with the Share Exchange, or that would be materially adverse to the business of Lasermedia or to the value of the Lasermedia Shares to Osgoode; including, without limiting the generality of the foregoing, any action with respect to any agreement, proposal, offer or understanding relating to any material sale, disposition or other dealing with any of the assets or contracts of Lasermedia, any issue of shares, options or other securities of Lasermedia to any person other than a wholly-owned subsidiary of Lasermedia, any material acquisition from a third party of assets or securities by Lasermedia, or amalgamation, statutory arrangement, capital reorganization, merger, business combination or similar transaction involving Lasermedia, or any material capital expenditure by Lasermedia not in the ordinary course of business;

         (q) BUSINESS CONDITIONS. There shall not exist or have occurred, and Osgoode shall not have otherwise learned of any previous occurrence which had not been publicly disclosed prior to the announcement by Osgoode of its intention to make the Share Exchange, any change (or any condition, event or development involving a prospective change) in the business, operation, assets, capitalization, financial condition, licenses, permits, rights, privileges or liabilities whether contractual or otherwise, of Lasermedia which, in the sole judgment of Osgoode, is or would be materially adverse to the business of Lasermedia;

         (r) IMPAIRED RIGHTS; BREACHES OF COVENANTS. Osgoode shall have determined in its sole judgment that: (i) no material right, franchise or license of Lasermedia has been or may be impaired (which impairment has not been cured or waived) or otherwise adversely


                                   3(a)(1)-17
         affected, whether as a result of the making of the Share Exchange or otherwise which might make it inadvisable for Osgoode to proceed with the Share, and (ii) no covenant, term or condition of any instruments or agreements of Lasermedia exists which might make it inadvisable for Osgoode to proceed with the Share Exchange (including without limitation, any default, acceleration or other adverse event that may ensue as a result of the Share Exchange);

         (s) FORCE MAJEURE. There shall not have occurred, developed or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, regulation, action, government regulation, enquiry or other occurrence of any nature whatsoever which, in the sole judgment of Osgoode, materially adversely affects or involves, or may materially adversely affect or involve, the financial markets in Canada or elsewhere generally, or the financial condition, business, operations, assets, affairs or prospects of Lasermedia to Osgoode.

         If any one or more of the following conditions shall not have been fulfilled on or before the Closing Date, Osgoode may terminate this Agreement by notice in writing to the other Parties in which event Osgoode shall be released from all obligations under this Agreement and (unless Osgoode can show that the condition relied upon could reasonably have been performed by the other parties) the other Parties shall also be released from all obligations hereunder; provided, however, that Osgoode shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to its rights of termination in the event of the non-fulfillment of any other condition in whole or in part.

8.2 CONDITIONS FOR THE BENEFIT OF THE LASERMEDIA SHAREHOLDERS. The Lasermedia Shareholders shall not be obliged to complete the Share Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:

         (a) ACCURACY OF REPRESENTATIONS. The representations and warranties of Osgoode set forth in Section 5.1 shall be true and correct at the Closing, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement and the Lasermedia Shareholders shall have received a certificate from Osgoode confirming the foregoing.

         (b) PERFORMANCE OF OBLIGATIONS. Osgoode shall have performed all of the obligations hereunder to be performed by it at or prior to the Closing and Osgoode shall not be in breach of any agreement on its part contained herein.

         (c) DELIVERIES. Osgoode shall have delivered or caused to be delivered to Lasermedia Shareholders possession of the Osgoode Shares, free and clear of any Encumbrances.


                                   3(a)(1)-18

         (d) SHAREHOLDERS APPROVAL AND REGULATORY APPROVAL. The Shareholders Approval, the matters contemplated in Section 7.7 and the Regulatory Approval shall have been obtained, completed or given, as the case may be, on or before the Closing Time.

         (e) COMPLETION OF INVESTIGATIONS. The investigations and assessments contemplated in Section 7.3 shall have been completed and the Lasermedia Shareholders shall be satisfied with the results of such investigations and assessments including, without limitation, the accuracy of the Records and matters represented and warranted in
         Article 5.

         (f) CONSENTS, AUTHORIZATIONS AND REGISTRATIONS. All consents, approvals, orders and authorizations of, from or notifications to any Persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

         There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

         (g) NO LOSS. During the Interim Period, there has been no material damage to the assets of Osgoode by fire or other peril, whether or not such damage is covered by insurance.

         (h) NO MATERIAL CHANGES. There shall have been, in the reasonable opinion of Lasermedia, no material adverse changes in the assets or financial condition of Osgoode during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the assets, liabilities or financial condition of Osgoode that may, in the reasonable opinion of Osgoode involve material reduction, damage, risk to or destruction of the assets whether or not the change is covered by insurance.

         (i) OSGOODE FINANCIAL STATEMENTS. Osgoode shall make available to Lasermedia unaudited interim financial statements for the period ending March 31, 1997.

         (j) REMOVAL OF CEASE TRADE ORDER. Osgoode will ensure that as of the Closing Date, Osgoode shall be a "reporting issuer" in good standing under the provisions of the Securities Act (Ontario) and Regulations thereto and shall be up-to-date with all filings and mailings required by the Business Corporations Act (Ontario) and the Canadian Dealing Network and to this end, Osgoode shall make an application to the Ontario Securities Commission ("OSC") to remove the cease trade order issued June 10, 1987, to file the



                                   3(a)(1)-19

         December 31, 1996 year end audited financial statements, the quarterly statements as of March 31, 1997 together with such other disclosure as may be required by the OSC.

         If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, Lasermedia may terminate this Agreement by notice in writing to Osgoode in which event Lasermedia shall be released from all obligations under this Agreement and (unless Lasermedia can show that the condition relied upon could reasonably have been performed by Osgoode) Osgoode shall also be released from all obligations hereunder; provided, however, that Lasermedia shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to its rights to termination in the event of the non-fulfillment of any other condition in whole or in part.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1 MUTUAL INDEMNIFICATIONS FOR BREACHES OF WARRANTY, ETC. Subject to Section 9.3, Osgoode hereby covenants and agrees with Lasermedia and Lasermedia hereby covenants and agrees with Osgoode (the parties covenanting and agreeing to indemnify another party under this Article 9 are hereinafter individually referred to as "Indemnifying Party" and the parties that are being indemnified by another Party under this Article 9 are hereinafter individually referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any Claims which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, or arising out of any non-fulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any Ancillary Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or any Ancillary Agreement.

9.2 UNDISCLOSED LIABILITIES INDEMNITY. Notwithstanding Section 9.1 and without limiting the generality of Section 9.1:

         (a) Lasermedia shall indemnify Osgoode from all Claims arising from liabilities or obligations to Persons that arise from the act or failure to act of Lasermedia prior to the Closing Date that are not disclosed to Osgoode pursuant to Article 4; and

         (b) Osgoode shall indemnify Lasermedia from all Claims arising from liabilities or obligations to Persons that arise from the act or failure to act of Osgoode prior to the Closing Date that are not disclosed to Lasermedia pursuant to Article 5.

9.3 LIMITATION ON MUTUAL INDEMNIFICATION. The indemnification obligations of each of the Parties pursuant to Section 9.1 and 9.2 shall be subject to the following:



                                   3(a)(1)-20

         (a) the applicable limitation mentioned in Article 6 respecting the survival of the representations and warranties of the Parties;

         (b) the indemnity obligations under Section 9.2 shall survive for a period of 5 years from the Closing Date;

         (c) there shall be no limit as to amount in respect of breaches of the representations and warranties of the Parties other than as specifically limited by the provisions of the section; and

         (d) an Indemnifying Party shall not be required to indemnify an Indemnified Party until the aggregate Claims sustained by the Indemnified Party exceeds a value of $5,000, in which case the Indemnifying Party shall be obligated to the Indemnified Party for all Claims without limit as to amount.

9.4 PROCEDURE FOR INDEMNIFICATION. The following provisions shall apply to any Claims for which an Indemnifying Party may be obligated to indemnify an Indemnified Party pursuant to this Agreement:

         (a) upon receipt from a third party by the Indemnified Party of notice of a Claim or the Indemnified Party becoming aware of a Claim in respect of which the Indemnified Party proposes to demand indemnification from the Indemnifying Party, the Indemnified Party shall give notice to that effect to the Indemnifying Party with reasonable promptness, provided that failure to give such notice shall not relieve an Indemnifying Party from any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party is prejudiced thereby;

         (b) in the case of Claims arising from third parties, the Indemnifying Party shall have the right by notice to the Indemnifying Party not later than 300 days after receipt of the notice described in paragraph
         (1) above to assume the control of the defense, compromise or settlement of the Claims, provided that such assumption shall, by its terms, be without costs to the Indemnified Party and the Indemnifying Party shall at the Indemnifying Party's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defense, compromise or settlement;

         (c) upon the assumption of control by the Indemnifying Party as aforesaid, the Indemnifying Party shall diligently proceed with the defense, compromise or settlement of the Claims at its sole expense, including employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of the counsel for the


                                   3(a)(1)-21

         Indemnifying Party are necessary to enable the Indemnifying
         Party to conduct such defense; provided always that the Indemnified Party shall be entitled to reasonable security from the Indemnifying Party for the expense, costs of other liabilities to which it may be or may become exposed by reason of such co-operation;

         (d) the final determination of any such Claims arising from third parties, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such Claims against the Indemnifying Party hereunder;

         (e) should the Indemnifying Party fail to give notice to the Indemnified Party as provided in paragraph (b) above, the Indemnified Party shall be entitled to make such settlement of the Claims as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claims shall be binding upon the Indemnifying Party.

                                    ARTICLE X
                              CLOSING ARRANGEMENTS

10.1 CLOSING. The Closing shall take place at the offices of Silver Gold Glatt & Grosman, Chartered Accountants, 45 St. Clair Avenue West, Suite 200, Toronto, Ontario, Canada at the Closing Time on the Closing Date.

10.2     CLOSING PROCEDURES.  At the Closing Time:

         (a) Osgoode shall issue and deliver to the Lasermedia Shareholders possession of the Osgoode Shares;

         (b) the Lasermedia Shareholders shall deliver up to Osgoode the Lasermedia Shares; and

         (c) the Parties shall take or shall have taken, as the case may be, the other actions contemplated to be taken by them at or before the Closing contemplated in this Agreement.

10.3 NO BROKER. Each of the Parties represents and warrants to the other that all negotiations relating to this Agreement and the transactions contemplated by this Agreement shall have been carried on between them directly, without the intervention of any other party in such manner as to give rise to any valid claim against any of the Parties for a brokerage commission, finder's fee or other like payment.

10.4 NON-WAIVER. No investigations made by or on behalf of Osgoode and Lasermedia at any time shall have the effect of waiving or diminishing the scope of or otherwise affecting any


                                   3(a)(1)-22
representation, warranty or indemnity made by or imposed upon the Parties pursuant to this Agreement.

                                   ARTICLE XI
                                     GENERAL

11.1     TERMINATION.

This Agreement may be terminated at any time prior to the Closing Date:

         (a)      by the mutual agreement of the Parties;

         (b)      by the Parties if:

                  (i) the Share Exchange shall not have been completed by May 31, 1997 (or such other date, if any, as the Parties shall have agreed in writing), if the failure to complete such purchase and sale on or before such date is not caused by any breach of this Agreement by the Party electing to terminate; or

                  (ii) the Share Exchange would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

If this Agreement is terminated by a Party under Subsection 11.1(1), such termination shall be without liability of either Party to the other parties, or to any of their shareholders, directors, officers, employees, agents, consultants or representatives provided that if such termination shall result from the willful failure of the Party to fulfill a condition to the performance of the other Parties or to perform a covenant of this agreement or from a willful breach by the party to this Agreement, the Party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees and disbursements) sustained or incurred by the other Parties.

11.2 EXPENSES. Except as otherwise specified herein, all costs and expenses (including the fees and disbursements of accountants and legal counsel) incurred in connection with this Agreement and completion of the transactions contemplated by this Agreement shall be paid by the Party incurring those expenses.

11.3 TIME OF ESSENCE. Time shall be of the essence in all respects of this Agreement.

11.4 NOTICES. Any notice or other communication which is required or permitted to be given or made by one Party to the others hereunder shall be in writing and shall be either:


                                   3(a)(1)-23

         (a)      personally delivered to such Parties; or

         (b)      sent by facsimile.

Any notice shall be sent to the intended recipient at its address as follows:

                  (i)      to Osgoode at:

                           Suite 700
                           100 King Street West
                           Toronto, Ontario M5X 1C7
                           Facsimile No.: (416) 368-7805

                  (ii)     to Lasermedia at:

                           401 Richmond Street West
                           Suite 123
                           Toronto, Ontario M5V 1X3
                           Facsimile No.: (416) 977-7353

or at such other address as any Party may from time to time advise the others by notice in writing. Any notice given by personal delivery shall be deemed to be received on the date of delivery. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the next Business Day following the date of its transmission.

11.5 FURTHER ASSURANCES. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions, whether before or after the Closing.

11.6 PUBLIC NOTICE. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Parties and no Party shall act unilaterally in this regard without the prior written approval of the other Parties, such approval not to be unreasonably withheld.

11.7 AMENDMENT AND WAIVER. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the Provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


                                   3(a)(1)-24

11.8 ASSIGNMENT. This Agreement and the rights or obligations hereunder or thereunder are not assignable by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

11.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10 COUNTERPARTS. This Agreement may be executed by the Parties in one or more counterparts, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF this agreement has been executed by the Parties each as of the day and year first before written.

         Dated as of the 7th day of April, 1997.

                                                     OSGOODE HOLDINGS INC.


                                                     By:
                                                        ------------------------
                                                              Samuel Paul

                                                     LASERMEDIA INC.



                                                     By:
                                                        ------------------------
                                                              Erik Schannen



                                                     By:
                                                        ------------------------
                                                              Kevin Doherty



                                   3(a)(1)-25

                                  SCHEDULE 1.1
                                   DEFINITIONS

"Accounts Receivables" means any and all accounts receivable and other amounts due, owing or accruing due.

"Affiliate and Associate" means an "affiliate" and "associate", respectively, as those terms are defined in the Business Corporation Act (Ontario), as amended on the date hereof.

"Agreement" means the Agreement and any instrument supplement or ancillary to it.

"Ancillary Agreements" means all documents, agreements, certificates and instruments to be executed or delivered by any Person under this Agreement including the Conveyance Documents.

"Authorized Representatives" means employees, agents, counsel, accountants and other representatives.

"Business Day" means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

"Capital Expenditures" means expenditures which, in accordance with Canadian generally accepted accounting principles consistently applied, are chargeable to capital or fixed assets accounts and includes expenditures in connection with the acquisition by, purchase, erection or construction of lands, fixed assets, plant, machinery and/or equipment, whether fixed or moveable.

"CDN" means the Canadian Dealing Network Inc., a trading, reporting and quotation system for over-the-counter trading in Ontario.

"Claims" means claims, demands, actions, causes of action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.

"Closing" means the completion of the Share Exchange pursuant to this Agreement.

"Closing Date" means May 31, 1997 or such other later date as may be agreed to by the Parties.

"Closing Time" means 11:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as may be agreed to by the Parties.

"Conveyance Documents" means all bills of sale, assignments, instruments of transfer, assurances, consents and other documents as shall be necessary to effectively transfer to Osgoode the Lasermedia Shares.

"Encumbrances" means any mortgage, charge, pledge, hypothecate, lien, encumbrance, restriction, option, right of others or security interest of any kind.

"Governmental Authorities" means any applicable Canadian or non-Canadian federal, provincial and municipal agency, ministry, crown corporation, department, inspector and official.

"Interim Period" means the period commencing on the date of this Agreement and ending immediately before the opening of business on the Closing Date.

"OSC" means the Ontario Securities Commission.

"Parties" means the parties to the Agreement and "Party" means any one of them.

"Permits" means authorizations, registrations, permits, approvals or licenses that can be issued or granted by Governmental Authorities.

"Person" means an individual, body corporate, partnership, trustee, trust, unincorporated association, executor, administrator or legal representative.

"Records" means the Lasermedia Records and Osgoode Records.

"Regulatory Approval" means the approvals and consents of the applicable regulatory authorities and CDN which are required to complete the Share Exchange.

"Share Exchange" has the meaning attributed to it in Section 2.2

"Share Approval" means approval by the holders of the common shares in Osgoode in respect to the Share Exchange.

"Lasermedia Business" means Lasermedia's Business of the production, acquisition and publication of multimedia software on CD-ROM and the Internet.

"Lasermedia Business Agreements" means the business agreements undertaken in the normal course of business.

"Lasermedia Financial Statements" means the financial statements of Lasermedia attached as Schedule 4.1.

"Lasermedia Leased Premises" means the leased premises used by Lasermedia to carry on the Lasermedia Business.


                                    3(a)(1)-2

"Lasermedia Records" means Lasermedia's books, records, files, including business and financial records, documentation and information, whether in writing or stored in any retrieval system or data base.

"Lasermedia Shareholders" means the registered shareholders and warrantholders, respectively, as of the Closing Date.

"Lasermedia Shares" means up to Thirteen Million Five Hundred Thousand (13,500,000) common shares of Lasermedia; Six Hundred Thousand (600,000) Series A common share purchase warrants; Two Hundred Thousand (200,000) Series B common share purchase warrants, Two Hundred Thousand (200,000) Series C common share purchase warrants; One Hundred Thousand (100,000) Series D common shares; Two Million, Eight Hundred and Sixty-Six Thousand Six Hundred and Sixty-Six (2,866,666) Series E common share purchase warrants; and Two Hundred and Fifty-Eight Thousand (258,000) Series F common share purchase warrants.

"Osgoode Financial Statements" means the financial statements of Osgoode attached on Schedule 5.1.

"Osgoode Information Circular" means the management information circular of Osgoode to be used at the annual and special meeting of the shareholders of the Corporation relating to, amongst other things, the Share Exchange.

"Osgoode Records" means Osgoode books, records, files including business and financial records, documentation and information, whether in writing or stored in any retrieval system or data base.

"Osgoode Stock Option Plan" means the stock option plan granted by Osgoode in favor of certain officers, directors and key employees effective on the day after the closing in a form mutually acceptable to Osgoode and Lasermedia.




                                    3(a)(1)-3